Sales and Marketing

- **Distribution channels covering over 200 medium to large sized cities nationwide**
- **Distribution network includes 31 of the 32 provinces throughout China (except Hainan Province) with no concentration geographically**
- **Our core competency in sales & marketing**
  - ✓ Senior management has proven track record of sales/marketing success as Dr. Jiang, the CEO, helped build Kelun Pharmaceuticals into what is now one of the largest producers and distributors of IV solutions in China generating over $750M in sales annually
  - ✓ Meticulous classification and differentiation for each market segment
  - ✓ Leverage a strong, 720 person direct and indirect sales force targeting different segments
  - ✓ Prioritize resources to products with the greatest market leadership potential
  - ✓ Established partnership with leading advertising firm – creating brand identity which drives market share gains